EX-23.1
                 CONSENT OF SMITH & COMPANY

       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
GameZnFlix, Inc.

We consent to the incorporation by reference in this Registration Statement of GameZnFlix, Inc. (formerly known as Point Group Holdings, Incorporated) on Form S-8 POS of our report dated March 28, 2005 appearing in the Annual Report on Form 10-KSB of GameZnFlix, Inc. for the fiscal year ended December 31, 2004, and to all references to our firm included in this Registration Statement.

/s/ Smith & Company
Smith & Company
Salt Lake City, Utah
April 15, 2005